Exhibit 1.1

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MASISA S.A.

[7,948,850] American Depositary Shares

Representing an aggregate of [397,442,500] shares of Common Stock

Underwriting Agreement

[  ], 2005

J.P. Morgan Securities Inc.

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Masisa S.A., a corporation organized under the laws of Chile (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of [7,948,850] American depositary shares of the Company (the “Underwritten ADSs”), representing an aggregate of [397,442,500] shares (the “Firm Underlying Shares”) of common stock of the Company with no par value (the “Stock”).  The stockholders of the Company named in Schedule II hereto (each a “Selling Stockholder”) propose to sell at the option of the Underwriters, up to an additional [      ] American depositary shares (the “Option ADSs”), representing an aggregate of [           ] shares (the “Option Underlying Shares”) of Stock, for the sole purpose of covering sales of American depositary shares in excess of the number of the Underwritten ADSs due to over allotments.  The Option Underlying Shares, together with the Firm Underlying Shares, are hereinafter referred to as the “Underlying Shares” and the Option ADSs, together with the Underwritten ADSs, are hereinafter referred to as the “ADSs”.

The Company and the Selling Stockholders are concurrently entering into arrangements with Celfin Capital and the other Chilean underwriters (collectively, the “Chilean Underwriters”) providing for the concurrent offering (the “Chilean Offering”) and sale of [  ] shares of common stock of the Company (the “Chilean Shares”).  In addition, the Company is commencing on the date hereof two preemptive rights offerings pursuant to Chilean law (the “Preemptive Rights Offerings”) to existing holders of its Stock and American depositary shares at the same price per ADS as set forth in Section 2 hereof and an equivalent price in Chilean pesos per share of Stock.

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To provide for the coordination of their activities under this Agreement and in the Chilean Offering, the Underwriters and the Chilean Underwriters have entered into a separate agreement among themselves dated [  ], 2005 (the “Intersyndicate Agreement”).

The Company and each Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

1.                                       Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-12894) including a prospectus, relating to the ADSs.  Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the ADSs were first made (the “Time of Sale”), the Company had prepared the following information (collectively, with the information referred to in the next succeeding sentence, the “Time of Sale Information”): a Preliminary Prospectus dated November 18, 2005 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex J hereto.  In addition, you have informed us that the Underwriters will orally provide the pricing information set out on Annex J to prospective purchasers prior to confirming sales.  If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that such Time of Sale Information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to

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provide an opportunity to purchasers of the ADSs to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract, as agreed to in writing between the Company and the Underwriters.

2.                                       Purchase of the ADSs by the Underwriters.  (a) The Company agrees to sell the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company at a purchase price per American depositary share of $ [  ] (representing the initial purchase price to the public of $ [  ] per ADS, less commissions and discounts to the Underwriters of $ [  ] per ADS)(the “Purchase Price”) the number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule I hereto.

In addition, each Selling Stockholder, as and to the extent indicated in Schedule II hereto, severally and not jointly agrees to sell the Option ADSs to the several Underwriters and the Underwriters shall have the option to purchase at their election up to [  ] Option ADSs at the Purchase Price.  The Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from each Selling Stockholder at the Purchase Price that portion of the number of Option ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option ADSs by a fraction the numerator of which is the maximum number of Option ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter on Schedule I hereto and the denominator of which is the maximum number of Option ADSs which all of the Underwriters are entitled to purchase hereunder.  To the extent the option is exercised to purchase less than all of the Option ADSs, the Selling Stockholders may allocate among themselves the Option ADSs to be delivered by each Selling Stockholder, provided that each Selling Stockholder will be obligated to deliver up to the maximum number of Option ADSs set forth opposite such Selling Stockholder’s name on Schedule II.

The Underwriters may exercise the option to purchase the Option ADSs at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Selling Stockholders solely for the purpose of covering over-allotments.  Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than

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the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least three Business Days prior to the date and time of delivery specified therein.

(b)         The Company and each Selling Stockholder understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus.  The Company and each Selling Stockholder acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter and that any such affiliate may offer and sell ADSs purchased by it to or through any Underwriter.

(c)          Payment for the Underwritten ADSs shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative, at the offices of Davis Polk & Wardwell at 10:00 A.M. New York City time on [  ], 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company agree upon in writing.  Payment for the Option ADSs shall be made in immediately available funds to the account or accounts specified by the Selling Stockholders, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option ADSs.  The time and date of such payment for the Underwritten ADSs are referred to herein as the “Closing Date” and the time and date for such payment for the Option ADSs, if other than the Closing Date, are herein referred to as the “Additional Closing Date”.

Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the ADSs to be purchased on such date in global form registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), with any transfer taxes and Depositary fees payable in connection with the sale of the ADSs duly paid by the Company or the Selling Stockholders, as the case may be.

(d)         Each of the Company and each Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and each Selling Stockholder with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, either Selling Stockholder or any other person.  Additionally, neither the Representative nor any other Underwriter is

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advising the Company, either Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Company and the Selling Stockholders shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or either Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or either Selling Stockholder.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter and each Selling Stockholder that:

(a)          Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)         Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)          Issuer Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as

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such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex J hereto and other written communications approved in writing in advance by the Representative.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)         Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any

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statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)          ADS Registration Statement.  A registration statement on Form F-6 (File No. 333-123484) has been filed with the Commission; such registration statement has been declared effective by the Commission (such registration statement, as amended at the time it became effective, being hereinafter called the “ADS Registration Statement”); no stop order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the ADS Registration Statement and any amendment thereto, if applicable, the ADS Registration Statement complied or will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein and or necessary in order to make the statements therein not misleading.

(f)            Financial Statements.  The audited consolidated financial statements and the related notes thereto and the unaudited interim consolidated financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in Chile and contain all required reconciliations to accounting principles generally accepted in the United States as required by the applicable accounting requirements of the Securities Act, in each case applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting or financial records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in

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accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable.

(g)         No Material Adverse Change.  Except as set forth in the Time of Sale Information, since the date of the most recent unaudited interim consolidated financial statements of the Company included in the Time of Sale Information, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case, where such change, transaction, agreement, liability, obligation, loss or interference would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(h)         Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (to the extent the concept of good standing exists in such jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(i)             Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale

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Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Option Underlying Shares to be sold by each Selling Stockholder) have been duly and validly authorized and, after commencement of the rights offering as described in the Registration Statement, the Time of Sale Information and the Prospectus and receipt of valid waivers from the Selling Stockholders of their pre-emptive rights, will be duly and validly issued and will be fully paid and non-assessable, and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Registration Statement, the Time of Sale Information and the Prospectus; the Company owns the percentage of the capital stock of each of its subsidiaries as described in the Registration Statement, the Time of Sale Information and the Prospectus and such shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except as included in the stockholders agreements (as provided to the Underwriters) of Forestal Tornagaleones S.A. and Forestal Argentina S.A., each dated October 26, 2005.

(j)             Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (the “Deposit Agreement”) dated March 24, 2005 among the Company, The Bank of New York, as Depositary (“the Depositary”), and all registered holders and beneficial owners from time to time of the American depositary receipts (“ADRs”) issued thereunder (together, the “Transaction Documents”) and to perform its obligations under the Transaction Documents; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated

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thereby has been duly and validly taken, and the Deposit Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(k)          The Transaction Documents.  Each Transaction Document has been duly authorized, executed and delivered by the Company and each Transaction Document conforms in all material respects to any description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(l)             The Underlying Shares.  The Underlying Shares have been duly authorized and, when issued (in the case of the Firm Underlying Shares) and delivered against payment therefor in accordance with the terms of this Agreement and the Deposit Agreement, will be validly issued, fully paid and non-assessable, and, except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, the issuance of the Underlying Shares is not subject to any preemptive or similar rights.

(m)       The ADSs.  The Underlying Shares may be freely deposited by the Company with the Depositary’s agent acting as custodian under the Deposit Agreement (the “Custodian”) pursuant to the Deposit Agreement.  Upon the due issuance by the Depositary of ADRs evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs will conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and the Prospectus.

(n)         Absence of Transfer Restrictions.   The ADSs, when issued, are freely transferable by the Company to or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers thereof under the laws of Chile.

(o)         No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its

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subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)         No Conflicts.  The execution, delivery and performance by the Company of each Transaction Document, the issuance and sale of the ADSs to be sold by the Company hereunder, the offering or sale of the Chilean Shares in the Chilean Offering and the consummation by the Company of the transactions contemplated by the Transaction Documents and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)         No Consents Required.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each Transaction Document, the issuance and sale of the ADSs to be sold by the Company hereunder or the offering or sale of the Chilean Shares in the Chilean Offering and the consummation by the Company of the transactions contemplated by the Transaction Documents and the Prospectus, except for the registration of the Underlying Shares and the ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be

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required under applicable state securities laws in connection with the purchase and distribution of the ADSs by the Underwriters.  Except for the filings of (i) copies of the Registration Statement, (ii) executed copies of this Agreement and the Deposit Agreement, and (iii) copies of the master receipts evidencing the ADSs with the Superintendencia de Valores y Seguros and the Santiago Stock Exchange (which filings may occur after the Closing Date) and the reporting of the foreign investment required to be made to the Chilean Central Bank (which reporting must be made within the first ten (10) days of the month following that in which the investment was made), no filing, request or application is necessary or required to authorize the offering of the ADSs under Chilean law.

(r)            Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents or the ability of the Company to perform its obligations under the Transaction Documents; to the best knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its subsidiaries is or may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or may reasonably be expected to be subject, that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)          Independent Accountants.  PricewaterhouseCoopers, who have certified certain financial statements of the Company and its subsidiaries and provided a “comfort letter” are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission

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and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(t)            Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)         Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except those that: (i) do not materially interfere with the use made and proposed to be made of such Intellectual Property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)         No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(w)       Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

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(x)           Taxes.  The Company and its subsidiaries have paid all local and foreign taxes (other than local or foreign taxes the payment of which is not yet due or which are being contested in good faith) and filed or caused to be filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(y)         Absence of Chilean Stamp and Other Taxes.   Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no Chilean transaction tax, stamp duty or other issuance or transfer taxes or duties and no Chilean capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (i) the execution and delivery of this Agreement, (ii) the consummation by the Company of the transactions contemplated by the Transaction Documents or (iii) the deposit with the Depositary of the Firm Underlying Shares against issuance of the ADRs evidencing the ADSs, except (A) that any payment to be made by the Company outside of Chile pursuant to this Agreement will be subject to a withholding tax of 35% levied on the gross amount of such payment unless such payment is qualified as a commission under the provisions of paragraph 2 of Article 59 of the Chilean Income Tax Law, and thus, benefits from the tax exemption established therein and (B) for taxes, if any, imposed on the net income of an Underwriter, which, other than as a result of the offer and sale of the ADSs contemplated hereby, has a permanent establishment in Chile.

(z)           Payment of Dividends.  Except as described in the Deposit Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, all dividends and other distributions declared and payable on the Underlying Shares may, under current Chilean law and regulations, including any foreign exchange or foreign currency approvals, be paid to the Depositary and to the holders of the ADSs, as the case may be, in Chilean pesos and may be converted freely into foreign currency that may be  transferred out of Chile in accordance with the Deposit Agreement.

(aa)    Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess

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or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb)  No Labor Disputes.  Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, no material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(cc)    Compliance With Environmental Laws.  In each jurisdiction in which it has operations, the Company and its subsidiaries (i) are in compliance with any and all applicable national, state, and local laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)  Accounting Controls.  The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Chile and the reconciliation of such financial statements to accounting principles generally accepted in the United States as required by the applicable accounting requirements of the Securities Act, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(ee)    Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff)        No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg)  No Restrictions on Subsidiaries.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(hh)  No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(ii)          No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration

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Statement with the Commission or the issuance and sale of the Underwritten ADSs to be sold by the Company hereunder or, to the best knowledge of the Company, the sale of the Option ADSs to be sold by each Selling Stockholder hereunder.

(jj)          No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs in violation of the Exchange Act or any rule or regulation of the Commission.

(kk)    Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)        Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.  In addition, the Company has no reason to believe that it will not be in compliance on a timely basis with Section 404, entitled “Management’s Assessment of Internal Controls”, of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder or any successor provisions.

(nn)  Passive Foreign Investment Company.  The Company believes that it will not be considered for the current year or in the foreseeable future a “passive foreign investment company” (“PFIC”) as defined in Section 1296 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or a “foreign personal holding company” within the meaning of Section 552 of the Code.

(oo)  New York Stock Exchange.  The ADSs are listed on the New York Stock Exchange (the “Exchange”) and the Company is in compliance with the Exchange’s listing and reporting requirements.

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(pp)  Chilean Stock Exchanges.  The Company’s common stock is listed on the Santiago Stock Exchange and the Company is in compliance with the Santiago Stock Exchange’s listing and reporting requirements, as well as the reporting requirements of the Chilean Superintendency of Securities and Insurance.

(qq)  Jurisdiction.  The Company has the power to submit, and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally and validly designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(rr)        No Immunity.  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile.

(ss)    Status under the Securities Act.  The Company is not an ineligible issuer as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the ADSs.

4.                                       Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder severally and not jointly represents and warrants to each Underwriter and the Company that:

(a)          Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Option ADSs to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Option ADSs to be sold by such Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(b)         No Conflicts.  The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of any Option ADSs to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or

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provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) or (iii) above, for any such conflict, breach, violation or default that would not have materially impaired the ability of such Selling Stockholders to consummate the transactions in accordance with such agreements.

(c)          Title to Option Underlying Shares.  Such Selling Stockholder has good and valid title to the Option Underlying Shares to be sold at any Additional Closing Date hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon issuance by the Depositary of the Option ADSs evidenced by ADRs against deposit in accordance with the provisions of the Deposit Agreement of the Option Underlying Shares and payment therefor pursuant hereto, good and valid title to such Option ADSs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d)         No Stabilization.  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Option ADSs in violation of the Exchange Act or any rule or regulation of the Commission.

(e)          Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes no representation and warranty with respect to any statements or omissions

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made in reliance upon and in conformity with information relating to any underwriter furnished to the Company in writing by such underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(f)            Absence of Chilean Stamp and Other Taxes.  No transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Chile or any political subdivision or taxing authority thereof or therein in connection with (A) the delivery by the Selling Stockholders of the Option ADSs to be sold by the Selling Stockholders in the manner contemplated by this Agreement, (B) the deposit by the Selling Stockholders with the Depositary of the Option Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the ADSs as contemplated herein, except (i) that any payment to be made by the Selling Stockholders outside of Chile pursuant to this Agreement will be subject to a withholding tax of 35% levied on the gross amount of such payment unless such payment is qualified as a commission under the provisions of paragraph 2 of Article 59 of the Chilean Income Tax Law, and thus, benefits from the tax exemption established therein and (ii) for taxes, if any, imposed on the net income of an Underwriter, which, other than as a result of the offer and sale of the ADSs contemplated hereby, has a permanent establishment in Chile.

(g)         No Immunity.  Neither Selling Stockholder nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Chile.

(h)         Waiver of Preemptive Rights.  The Selling Shareholders have full right, power and authority to execute and deliver the agreement described in Section 6(d) providing for the waiver of their preemptive rights and the granting of a power of attorney (the “Waiver Agreement”) and to perform their obligations under the Waiver Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by them of the Waiver Agreement and the consummation by them of the actions contemplated thereby has been duly and validly taken, and the Waiver Agreement constitutes a valid and legally binding agreement of the Selling Shareholders enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

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5.                                       Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)          Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as applicable, subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below) the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)         Delivery of Copies.  The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c)          Amendments or Supplements; Issuer Free Writing Prospectus.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

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(d)         Notice to the Representative.  The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or to the best knowledge of the Company threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the ADSs and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)          Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters in such quantities as the Representative may reasonably

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request and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)         Earning Statement.  The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)         Clear Market.  For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or

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exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the ADSs to be sold hereunder and in the Chilean Offering, the sale of shares of Stock pursuant to the Preemptive Rights Offerings, and any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this paragraph of this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i)             Use of Proceeds.  The Company will apply the net proceeds from the sale of the ADSs as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j)             No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.

(k)          Exchange Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the Exchange.

(l)             Reports.  For a period of two years from the date of this Agreement, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system, except for such reports, communications or financial statements that are publicly available on the website of the Commission or the Chilean Securities Commission.

(m)       Environmental Policy Review.  The Company (i) has adopted and will comply with an environmental management program

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with respect to its facilities and operations, and has made such environmental management program available to the Underwriters for their review and (ii) for a period of two years after the Closing Date will, upon the Underwriters’ request, provide regular compliance reports to the Underwriters with respect to the environmental management program.

(n)         Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)         Chilean Regulatory Filings.  The Company shall file any documents or reports with respect to the ADSs required to be filed with the Superintendency of Securities and Insurance in the time period required for such filing.

(p)         Settlement.  The Company will use its best efforts in cooperation with the Underwriters and the Chilean Underwriters to permit the ADSs to be eligible for clearance and settlement through DTC.

(q)         Deposit Agreement.  The Company will comply with the Deposit Agreement so as to permit the ADRs evidencing the ADSs to be executed and delivered by the Depositary to the Underwriters for their respective accounts at the Closing Date, or the Additional Closing Date, as the case may be.

(r)            Depositary.  The Company will deposit the Firm Underlying Shares with the Depositary or the Custodian on or prior to the Closing Date, in accordance with the Deposit Agreement so that the ADRs evidencing the Underwritten ADSs will be executed and delivered by the Depositary to the respective accounts of the Underwriters at the Closing Date.  The Company will cause the Custodian or the Depositary to report promptly to the Chilean Central Bank for the registration of the foreign investment made as payment in exchange for such ADSs.

(s)          No Directed Selling.  The Company will not engage in any directed selling efforts within the meaning of Rule 902 of Regulation S in connection with the Chilean Offering.

(t)            No Solicitation.  The Company will not solicit any offer to buy or offer or sell the Chilean Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

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6.                                       Further Agreements of the Selling Stockholders.  Each Selling Stockholder covenants and agrees with each Underwriter that:

(a)          Clear Market.  For a period of 90 days after the date of the Prospectus, such Selling Stockholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of  the Representative, in each case other than the ADSs to be sold by such Selling Stockholder hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this paragraph of this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b)         Tax Form.  Such Selling Stockholder will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(c)          Deposit Agreement.  Such Selling Stockholder will comply with the Deposit Agreement so as to permit the ADRs evidencing the ADSs to be executed and delivered by the Depositary to the Underwriters for their respective accounts at the Additional Closing Date.

(d)         Waiver of Preemptive Rights.  Such Selling Stockholder will validly and irrevocably waive any preemptive rights that it may have

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to purchase shares of Stock of the Company pursuant to the Preemptive Rights Offerings, and shall execute a proof of such waiver in form and substance reasonably satisfactory to the Underwriters.

(e)          No Directed Selling.  Such Selling Stockholder will not engage in any directed selling efforts within the meaning of Rule 902 of Regulation S in connection with the Chilean Offering.

(f)            No Solicitation.  Such Selling Stockholder will not solicit any offer to buy or offer or sell the Chilean Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(g)         Depositary.  Such Selling Stockholder will deposit the Option Underlying Shares with the Depositary or the Custodian on or prior to the Additional Closing Date, in accordance with the Deposit Agreement so that the ADRs evidencing the Option ADSs will be executed and delivered by the Depositary to the respective accounts of the Underwriters at the Additional Closing Date.  Such Selling Stockholder will cause the Custodian or the Depositary to report promptly to the Chilean Central Bank of the foreign investment made as payment in exchange for such ADSs.

7.                                       Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that

(a)          It has not and will not prepare, use, authorize, approve, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex J or prepared pursuant to Section [3(c)] or Section [4(c)] above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing   (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

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(b)         It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)          It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex K hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)         It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(e)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.                                       Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the best knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)         Representations and Warranties.  The respective representations and warranties of the Company and each Selling Stockholder contained herein shall be true and correct on the date hereof

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and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)          No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)         No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)          Waiver of Preemptive Rights.  Each Selling Stockholder shall have validly and irrevocably waived any preemptive rights that it may have to purchase shares of Stock of the Company pursuant to the Preemptive Rights Offerings, and shall have executed a proof of such waiver in form and substance reasonably satisfactory to the Underwriters.

(f)            Consummation of the Chilean Offering.  Arrangements for the consummation of the Chilean Offering shall have been made among the Chilean Underwriters and the Company, and the Chilean Shares shall have been placed by the Chilean Underwriters on or before the Closing Date.

(g)         Officer’s Certificate.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive

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officer of the Company who is satisfactory to the Representative (A) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 3(b) or 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above and (ii) of each Selling Stockholder, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representation of such Selling Stockholder set forth in Sections [6(i)] and 8(e) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Stockholder in this Agreement are true and correct and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h)         Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(i)             Opinion of General Counsel of the Company.  Patricio Reyes, general counsel of the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(j)             Opinion of U.S. Counsel for the Company.  Jones Day, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the

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Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

(k)          Opinion of Chilean Counsel for the Company.  Carey y Cia, Chilean counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(l)             Opinion of Counsel for the Selling Stockholders. [Counsel], counsel for the Selling Stockholders, shall have furnished to the Representative, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

(m)       Opinion of Argentine Counsel for the Company.  [Counsel], Argentine counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

(n)         Opinion of Brazilian Counsel for the Company.  [Counsel], Brazilian counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto.

(o)         Opinion of Mexican Counsel for the Company.  [Counsel], Mexican counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex G hereto.

(p)         Opinion of Venezuelan Counsel for the Company.  [Counsel], Venezuelan counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably

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satisfactory to the Representative, to the effect set forth in Annex H hereto.

(q)         Opinion of U.S. Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, U.S. counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(r)            Opinion of Chilean Counsel for the Underwriters.  The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Guerrero, Olivos, Novoa y Errázuriz Ltda., Chilean counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(s)          Opinion of Counsel for the Depositary.  Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Representative, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect set forth in Annex I hereto.

(t)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs.

(u)         Exchange Listing.  The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(v)         Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and

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effect on the Closing Date or the Additional Closing Date, as the case may be.

(w)       The Deposit Agreement.  The Deposit Agreement, as executed on March 24, 2005, shall have been delivered and the Deposit Agreement shall be in full force and effect.

(x)           Certificates of the Depositary.  The Depositary shall have furnished or caused to be furnished to the Representative certificates reasonably satisfactory to the Representative evidencing the deposit with the Custodian of the Underlying Shares in respect of which the ADSs to be purchased by the Underwriters on the Closing Date or the Additional Closing Date are to be issued, and the execution, issuance, counter-signature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

(y)         Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and each Selling Stockholder shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                                       Indemnification and Contribution.

(a)          Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time

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of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein,  in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)         Indemnification of the Underwriters by the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, in proportion to the number of ADSs to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided that the liability of such Selling Stockholder pursuant to this subsection (b) shall not exceed the amount of gross proceeds received by

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such Selling Stockholder from the sale of its Option ADSs pursuant to this Agreement.

(c)          Indemnification of the Company and the Selling Stockholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the table appearing after the first paragraph under the caption “Underwriters” and the information contained in the sixth and seventh paragraphs under the caption “Underwriters.”

(d)         Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such

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proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for each Selling Stockholder shall be designated in writing by an executive officer of such Selling Stockholder.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified

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Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)          Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and each Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and each Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and each Selling Stockholder from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs.  The relative fault of the Company and each Selling Stockholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and each Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)            Limitation on Liability.  The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if each Selling Stockholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an

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Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)         Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                                 Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.                                 Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and each Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the National Association of Securities Dealers, Inc., the Bolsa de Comercio de Santiago, the Bolsa Electrónica de Chile or the Bolsa de Corredores de Valparaíso; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State or Chilean authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

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12.                                 Defaulting Underwriter.  (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company or the Selling Stockholders, as the case may be, on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company or the Selling Stockholders, as the case may be, shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms.  If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non defaulting Underwriters or the Company or the Selling Stockholders, as the case may be, may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Selling Stockholders, as the case may be, or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)         If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company or the Selling Stockholders, as the case may be, as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company or the Selling Stockholders, as the case may be, shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company or the Selling Stockholders, as the case may be, as provided in paragraph (a) above, the aggregate number of

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ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company or the Selling Stockholders, as the case may be, shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13.                                 Payment of Expenses.  (a) Whether or not the transactions contemplated by the Transaction Documents are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each Transaction Document; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the ADSs under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the ADSs on the Exchange.  Except as provided elsewhere in this Agreement, notwithstanding anything to the contrary in this paragraph [13], if the transactions contemplated by this Agreement are consummated, the several Underwriters shall be responsible for their own out-of-pocket

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fees and expenses in connection with such transactions, including the fees and expenses of their respective counsels and fees and expenses relating to travel.

(b)         If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or each Selling Stockholder for any reason fail to tender the ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.                                 Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, each Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, each Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, each Selling Stockholder or the Underwriters.

16.                                 Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17.                                 Consent to Jurisdiction; Authorized Agent; Waiver of Immunity.  (a)  The Company and each Selling Stockholder irrevocably submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., and any appellate court from any thereof (the “Specified Courts”), over any suit, action or proceeding brought by an Underwriter or by any person who controls any Underwriter against them with respect to their obligations, liabilities or any other

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matter arising out of or in connection with the sale of the ADSs by the Company and such Selling Shareholder to the Underwriters under this Agreement (a “Related Proceeding”).  Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter or by any person who controls any Underwriter in any competent court in Chile.

(b)         The Company and each Selling Stockholder have designated, appointed, and empowered CT Corporation System with offices currently at [  ], as their designee, appointee and agent (the “Authorized Agent”) to receive and accept for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or any Selling Shareholder in any Specified Court with respect to any Related Proceeding and that may be made on such Authorized Agent in accordance with legal procedures prescribed for such courts.  If for any reason such Authorized Agent shall cease to be available to act as such, the Company and each Selling Shareholder agree to designate a new Authorized Agent in The City of New York on the terms and for the purposes of this Section 16 satisfactory to the Underwriters.  The Company and each Selling Shareholder further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any Related Proceeding against the Company or any Selling Stockholder, by serving a copy thereof upon the Authorized Agent (whether or not such Authorized Agent shall accept or acknowledge such service) with a copy to the Company and each Selling Stockholder as provided in Section 18.  The Company and each Selling Stockholder agree that the failure of any such Authorized Agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the holders of the ADSs and the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction against any of them in such other jurisdictions, and in such manner, as may be permitted by applicable law.  The Company and each Selling Stockholder irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to any Related Proceeding in a Specified Court whether on the grounds of venue, residence or domicile and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such Related Proceeding brought in any such Specified Court has been brought in an inconvenient forum.

(c)          To the extent that the Company or either Selling Stockholder may be entitled in any jurisdiction in which judicial

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proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the maximum extent permitted by law.  Each such waiver is binding under Chilean law and remains in full force and effect.  Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court in Chile.

(d)         The Company and each Selling Stockholder agree, severally but not jointly, to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made against the Company or such Selling Stockholder, as the case may be, for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Stockholder, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into, the relevant currency.

18.                                 Payment Free and Clear.  All payments to be made by the Company under this Agreement shall be paid free and clear of any deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated in this Agreement or in the Deposit Agreement), imposed by Chile, or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (collectively, “Chilean Taxes”).  If any Chilean Taxes are required by law to be deducted or withheld by the Company in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Initial Purchasers.

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19.                                 Miscellaneous.  (a) Authority of the Representative.  Any action by the Underwriters hereunder may be taken by J.P. Morgan on behalf of the Underwriters, and any such action taken by J.P. Morgan shall be binding upon the Underwriters.

(b)         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk.  Notices to the Company shall be given to it at Avenida Apoquindo 3650, Piso 10, Las Condes Santiago, Chile (fax: (56-2) 350-[    ]); Attention: Patricio Reyes U, with a copy thereof sent to Jones Day, 222 East 41st Street, New York, New York, 10017, Attention Richard M. Kosnik, Esq. (Fax: (212) 755-7306).  Notices to the Selling Stockholders shall be given to [    ] at [    ], (Fax: [    ]); Attention: [    ].

(c)          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)         Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MASISA S.A.

By:
Name:
Title:

GRUPO NUEVA S.A.

By:
Name:
Title:

INVERSIONES FORESTALES LOS ANDES S.A.

By:
Name:
Title:

Accepted:	, 2005

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory